Exhibit 99.1

News Release

Mercury Systems Reports Second Quarter Fiscal 2014 Results
and Final Phase of Acquisition Integration Plan

Anticipates attainment of target business model for fiscal 2015
Expects profitability, ex-restructuring, for second half of fiscal 2014
Second quarter operating results include:
Revenues of $53.1 million
Operating cash flow of $7.4 million
Adjusted EBITDA of $5.1 million
Net loss of $1.0 million
GAAP net loss per share of $0.03

CHELMSFORD, Mass. − January 28, 2014 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a best-of-breed provider of commercially developed, open sensor and Big Data processing systems, software and services for critical commercial, defense and intelligence applications, reported operating results for its fiscal 2014 second quarter which ended December 31, 2013.

Second Quarter Fiscal 2014 Results
Second quarter fiscal 2014 revenues were $53.1 million, an increase of $3.3 million, or 7%, compared to the second quarter of fiscal 2013, as revenues from defense customers increased $5.3 million and revenues from commercial customers decreased $2.0 million.

GAAP net loss for the second quarter of fiscal 2014 was $1.0 million, or a loss of $0.03 per share, compared to GAAP net loss of $4.8 million, or $0.16 per share, for the prior year’s second quarter. Second quarter fiscal 2014 GAAP net loss per share includes $0.04 associated with the amortization of acquired intangible assets compared to $0.05 in the second quarter of fiscal 2013.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 2

Second quarter fiscal 2014 GAAP net loss includes approximately $0.6 million in tax benefits, $2.0 million in depreciation expense, $1.9 million in amortization of acquired intangible assets, $0.1 million in restructuring charges, and $2.7 million in stock-based compensation costs. Second quarter fiscal 2014 adjusted EBITDA (net income before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs) was $5.1 million, compared to $1.0 million for the prior year’s second quarter.

Cash flows from operating activities were a net inflow of $7.4 million in the second quarter of fiscal 2014, compared to a net inflow of $1.6 million in the second quarter of fiscal 2013. Free cash flow, defined as cash flow from operating activities less capital expenditures, in the second quarter of fiscal 2014 was a net inflow of $4.5 million, compared to a net inflow of $0.8 million in the second quarter of fiscal 2013. Cash and cash equivalents as of December 31, 2013 were $44.5 million, an increase of $4.4 million from September 30, 2013.

Management Comments
“Mercury delivered solid results in the second quarter despite challenging conditions in the defense industry,” said Mark Aslett, President and CEO, Mercury Systems. “Total revenue approached the high end of our guidance range, and we delivered financial results at or above the high end of our guidance across all of our other key metrics.”

“Over the past two quarters, we have successfully laid the groundwork for the second and final phase of our acquisition integration strategy, which began in our fiscal third quarter,” Aslett said. “The first phase of the strategy, which culminated with our acquisition of Micronetics in fiscal 2013, aligned our business with the needs of our customers and positioned Mercury for sustainable growth in the long-term. Our goal for the second phase is to create a fully integrated business that we can continue to profitably grow organically and scale through potential acquisitions going forward.”

“Our phase II integration, which is underway now, consists of three key initiatives,” said Aslett. “The first is facilities consolidation around our two Advanced Microelectronics Centers; the second is business process and systems standardization across the Mercury enterprise; and the

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 3

third is realignment of our engineering resources around the Advanced Development Center model we introduced internally last year.”

“Our objectives for these initiatives are to leverage Mercury’s recent acquisitions to make the business more efficient, and to take out costs to improve margins and reduce operating expenses,” Aslett said. “Successful execution of these initiatives over the next 18 months should result in approximately $16 million of aggregate annualized expense reductions when complete. Approximately $4 million of savings should be realized in the second half of fiscal 2014. We believe that, as a result, we will be positioned to achieve our target business model for fiscal 2015 using a revenue growth assumption of approximately 10%, reflecting the prevailing industry conditions.”

“Mercury’s strategy, technology, capabilities and ongoing programs and platforms align well with the Defense Department’s new roles and missions,” said Aslett. “As a result, we have excellent potential to win next-generation ISR and EW business in opportunities related to priorities such as the Pacific pivot, and the upgrade of aging military platforms, as well as growth in foreign military and international sales. In addition, as a leading outsourcing partner to the primes, we are positioned to capture significant upside from defense procurement reform.”

“At the same time, we believe that implementing the second and final phase of our integration plan will create substantial operating leverage in our business as we continue to grow the top line. This leverage should further strengthen Mercury’s position to deliver significantly improved profitability, cash flow generation and shareholder value going forward,” Aslett concluded.

Backlog
Mercury’s total backlog at December 31, 2013 was $130.5 million, a $2.7 million decrease from December 31, 2012. Of the December 31, 2013 total backlog, $101.4 million represents orders scheduled to be shipped over the next 12 months. The defense backlog at December 31, 2013 was $112.6 million, a $1.7 million decrease from December 31, 2012. Bookings for the second quarter of fiscal 2014 were $50.3 million, a 20% decrease, compared to $62.8 million for the second quarter of fiscal 2013. The total book-to-bill ratio was 0.9 for the second quarter of fiscal 2014, compared to 1.3 for the second quarter of fiscal 2013.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 4

Revenues by Reporting Segment
Mercury Commercial Electronics (MCE) — Revenues for the second quarter of fiscal 2014 from MCE were $45.0 million, representing an increase of $4.5 million, or 11%, from the second quarter of fiscal 2013, as a result of an increase of $6.5 million in defense revenues primarily related to the Aegis and ASIP programs and a decrease of $2.0 million in commercial revenues. Approximately 95% of MCE revenues for the second quarter of fiscal 2014 related to defense business, as compared to approximately 89% in the second quarter of fiscal 2013.

Mercury Defense and Intelligence Systems (MDIS) — Revenues for the second quarter of fiscal 2014 from MDIS were $10.6 million, representing a decrease of $3.5 million from the second quarter of fiscal 2013 due primarily to lower EW revenue.

The revenues by reporting segment do not include adjustments to eliminate $2.5 million of inter-company revenues included in those reporting segments in the second quarter of fiscal 2014.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the third quarter of fiscal 2014, revenues are currently forecasted to be in the range of $50 million to $56 million. At this range, GAAP net loss per share is expected to be in the range of a net loss of $0.09 to $0.15 per share. Projected GAAP net loss per share includes $0.06 per share associated with restructuring activities and $0.04 per share associated with forecasted amortization of acquired intangible assets.

Adjusted EBITDA for the third quarter of fiscal 2014 is expected to be in the range of $1.0 million to $4.1 million.

For full year fiscal 2014, revenues are projected to be in the range of $215 million to $225 million. At this range, GAAP net loss per share is estimated to be in the range of a net loss of $0.20 to $0.34

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 5

per share. Forecasted GAAP net loss per share includes $0.10 per share associated with restructuring activities and $0.16 per share associated with forecasted amortization of acquired intangible assets.
Adjusted EBITDA for fiscal 2014 is expected to be in the range of $14.0 million to $20.0 million. At the higher end of the guidance range, net of anticipated restructuring charges, the Company expects to achieve profitability in the second half of fiscal 2014.

Recent Highlights
December – Mercury Systems announced it received $1.9 million in new orders from a leading defense prime contractor for high performance, OpenVPX™ digital signal processing modules and supporting professional services for a manned airborne active electronically scanned array radar application. The orders are expected to be shipped by the end of Mercury’s fiscal 2014 third quarter.

December – Mercury announced it received $1.7 million in follow-on orders from a leading defense prime contractor for digital signal processing modules for a manned airborne synthetic aperture radar (SAR) application. The orders were shipped in Mercury’s fiscal 2014 second quarter.

November – Mercury announced it was dramatically improving affordability and increasing processing power by leveraging Ethernet protocols for switched fabrics, cluster computing and sensor I/O used in sophisticated OpenVPX™-based high performance embedded computing subsystems. The Company’s Ensemble® OpenVPX™ subsystems, combined with an Ethernet switched fabric, may be the ultimate open systems architecture. By using TCP/IP and sockets, the de facto standard for networking and communications, the systems are affordable and well supported. The ubiquity of Ethernet means that users can take advantage of countless software applications, productivity tools, installed applications and support from multiple vendors.

October – Mercury announced it received $3.3 million in follow-on orders from Raytheon’s Integrated Defense Systems to provide OpenVPX™-based radar subsystems and spares for the Patriot Air and Missile Defense System. The orders were booked and shipped in the Company’s fiscal 2014 first quarter.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 6

October – Mercury announced it received a $3.4 million follow-on order from a leading defense prime contractor for high-performance digital signal processing modules for an unmanned airborne SAR application. The order was booked in the Company’s fiscal 2014 first quarter and is expected to be shipped over the next 12 months.

October – Mercury announced it received $4.6 million in follow-on orders from a leading defense prime contractor for high performance signal processing subsystems for a ship-borne radar application. The orders were booked in the Company’s fiscal 2014 first quarter and are expected to be shipped within the next 24 months.

October – Mercury announced the deployment of the most powerful OpenVPX™-based sensor processing subsystem ever developed for an airborne intelligence, surveillance and reconnaissance application. Based on the OpenVPX™ open architecture standard, the subsystem can process and exploit huge amounts of sensor data in real-time, store it onboard for retrieval and forensic analysis and send imagery to ground stations or hand-held devices.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, January 28, 2014, at 5:00 p.m. EST to discuss the second quarter fiscal 2014 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for 6 months.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 7

The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a best-of-breed provider of commercially developed, open sensor and Big Data processing systems, software and services for critical commercial, defense and intelligence applications. We deliver innovative solutions, rapid time-to-value and world-class service and support to our prime contractor customers. Mercury Systems has worked on over 300 programs, including Aegis, Patriot, SEWIP, Gorgon Stare and Predator/Reaper. We are based in Chelmsford, Massachusetts. To learn more, visit www.mrcy.com.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2014 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2013. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
# # #
Contact:
Kevin Bisson, CFO
Mercury Systems, Inc.
978-967-1990

Ensemble is a registered trademark of Mercury Systems, Inc. Mercury Systems, Inc., Innovation That Matters, Air Flow-By, and Application-Ready Subsystems are trademarks of Mercury Systems, Inc. OpenVPX is a trademark of the VMEbus International Trade Association. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31,	June 30,
	2013	2013

Assets
Current assets:
Cash and cash equivalents	$44,535	$39,126
Accounts receivable, net	31,117	30,498
Unbilled receivables and costs in excess of billings	9,888	17,743
Inventory	33,140	37,432
Deferred income taxes	10,190	11,672
Prepaid income taxes	8,681	2,369
Prepaid expenses and other current assets	6,916	7,461
Total current assets	144,467	146,301

Restricted cash	546	546
Property and equipment, net	16,145	15,019
Goodwill	176,612	176,521
Intangible assets, net	31,131	34,866
Other non-current assets	841	1,178
Total assets	$369,742	$374,431

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,553	$4,813
Accrued expenses	6,793	7,999
Accrued compensation	9,105	12,218
Deferred revenues and customer advances	4,879	5,788
Total current liabilities	24,330	30,818

Deferred gain on sale-leaseback	2,664	3,242
Deferred income taxes	7,035	7,721
Income taxes payable	2,880	2,880
Other non-current liabilities	2,021	1,269
Total liabilities	38,930	45,930

Shareholders’ equity:
Common stock	311	304
Additional paid-in capital	237,331	231,711
Retained earnings	92,223	95,524
Accumulated other comprehensive income	947	962
Total shareholders’ equity	330,812	328,501

Total liabilities and shareholders’ equity	$369,742	$374,431

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenues	$53,090	$49,804	$107,030	$99,232
Cost of revenues (1)	28,152	32,232	59,507	61,270
Gross margin	24,938	17,572	47,523	37,962

Operating expenses:
Selling, general and administrative (1)	14,753	14,574	29,854	29,107
Research and development (1)	10,231	7,588	19,575	17,627
Amortization of intangible assets	1,927	2,230	4,035	4,018
Restructuring and other charges	97	217	82	5,201
Acquisition costs and other related expenses	—	42	—	272
Total operating expenses	27,008	24,651	53,546	56,225

Loss from operations	(2,070)	(7,079)	(6,023)	(18,263)

Interest income	3	2	4	4
Interest expense	(11)	(15)	(26)	(23)
Other income, net	440	116	872	455

Loss before income taxes	(1,638)	(6,976)	(5,173)	(17,827)

Tax benefit	(593)	(2,192)	(1,872)	(5,843)

Net loss	$(1,045)	$(4,784)	$(3,301)	$(11,984)

Basic net loss per share:	$(0.03)	$(0.16)	$(0.11)	$(0.4)

Diluted net loss per share:	$(0.03)	$(0.16)	$(0.11)	$(0.4)

Weighted-average shares outstanding:
Basic	30,988	30,107	30,820	29,995
Diluted	30,988	30,107	30,820	29,995

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$260	$99	$496	$230
Selling, general and administrative	$2,037	$1,706	$4,369	$3,609
Research and development	$420	$205	$887	$520

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(1,045)	$(4,784)	$(3,301)	$(11,984)
Depreciation and amortization	3,908	4,421	8,028	8,420
Other non-cash items, net	2,762	(626)	6,018	(1,815)
Changes in operating assets and liabilities, net of effects of businesses acquired	1,733	2,548	(1,214)	(3,011)

Net cash provided by (used in) operating activities	7,358	1,559	9,531	(8,390)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	—	(67,721)
Purchases of property and equipment	(2,826)	(746)	(3,934)	(1,726)
Increase in other investing activities	(300)	(112)	(300)	(377)

Net cash used in investing activities	(3,126)	(858)	(4,234)	(69,824)

Cash flows from financing activities:
Proceeds from employee stock plans	520	537	580	670
Payments of deferred financing and offering costs	—	(774)	—	(774)
Payment of acquired debt	—	—	—	(6,575)
Payments of capital lease obligations	(222)	(222)	(343)	(268)
Decrease in restricted cash	—	3,000	—	3,000
Excess tax benefits from stock-based compensation	3	—	3	9

Net cash provided by (used in) financing activities	301	2,541	240	(3,938)

Effect of exchange rate changes on cash and cash equivalents	(104)	90	(128)	88

Net increase (decrease) in cash and cash equivalents	4,429	3,332	5,409	(82,064)

Cash and cash equivalents at beginning of period	40,106	30,568	39,126	115,964

Cash and cash equivalents at end of period	$44,535	$33,900	$44,535	$33,900

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activities which are unrelated to ongoing operations.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 13

the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 14

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss	$(1,045)	$(4,784)	$(3,301)	$(11,984)
Interest expense, net	8	13	22	19
Tax benefit	(593)	(2,192)	(1,872)	(5,843)
Depreciation	1,981	2,191	3,993	4,402
Amortization of intangible assets	1,927	2,230	4,035	4,018
Restructuring	97	217	82	5,201
Acquisition costs and other related expenses	—	42	—	272
Fair value adjustments from purchase accounting	—	1,272	—	2,197
Stock-based compensation expense	2,717	2,010	5,752	4,359
Adjusted EBITDA	$5,092	$999	$8,711	$2,641

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operations	$7,358	$1,559	$9,531	$(8,390)
Capital expenditures	(2,826)	(746)	(3,934)	(1,726)
Free cash flow	$4,532	$813	$5,597	$(10,116)

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 15

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2014
(In thousands, except per share data)

The Company defines adjusted EBITDA as net income before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation -- Loss per share	$(0.15)	$(0.09)

GAAP expectation -- Net loss	(4,526)	(2,858)

Adjust for:
Interest expense, net	14	14
Income taxes	(3,886)	(2,454)
Depreciation	1,990	1,990
Amortization of intangible assets	1,901	1,901
Restructuring	3,325	3,325
Stock-based compensation expense	2,143	2,143
Adjusted EBITDA expectation	$961	$4,061

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2014 Results, Page 16

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Year Ending June 30, 2014
(In thousands, except per share data)

The Company defines adjusted EBITDA as net income before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation -- Loss per share	$(0.34)	$(0.20)

GAAP expectation -- Net loss	(9,800)	(6,000)

Adjust for:
Interest expense, net	100	100
Income taxes	(7,000)	(4,800)
Depreciation	8,000	8,000
Amortization of intangible assets	7,800	7,800
Restructuring	4,900	4,900
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA expectation	$14,000	$20,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY